Exhibit 10.3


                                    AGREEMENT

         This agreement dated March 26, 2007 (the "Agreement"), is made between TAT Technologies Ltd.(`TAT"), a company organized under the laws of the State of Israel, and Limco Piedmont Inc. ("Limco"), a Delaware corporation, and as of the date hereof, a wholly owned subsidiary of TAT.

                                   WITNESSETH:

         WHEREAS, the board of directors of TAT has approved the initial public offering (the "IPO") by Limco of its shares of common stock, par value $.01 per share (the "Common Stock") in a registered offering under the Securities Act of 1933, as amended;

         WHEREAS,   it  is  appropriate  and  desirable  to  set  forth  certain agreements that will, following the consummation of the IPO, govern certain matters relating to the IPO and the relationship of TAT and Limco and Limco's wholly-owned subsidiaries;

         WHEREAS, the terms and conditions set forth herein have not resulted from arms-length negotiations between the parties because of TAT's and Limco's parent-subsidiary relationship, and, accordingly, such terms and conditions may be in some respects less favorable to Limco than those it could obtain from unaffiliated third parties.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

         1.       THE IPO

         The IPO will be a primary offering of Common Stock by Limco and a secondary offering of Limco shares held by TAT. Limco shall (a) consult and cooperate in all respects with TAT in connection with the pricing of the Common Stock to be offered in the IPO; (b) at the direction of TAT, execute and deliver an underwriting agreement (the "Underwriting Agreement") in form and substance reasonably satisfactory to TAT; and (c) at the direction of TAT, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the registration statement on Form S-1 (the "Registration Statement") filed by Limco with the Securities and Exchange Commission (the "SEC") and the Underwriting Agreement.

         2.       INTERCOMPANY NOTES.

         Limco shall use a portion of the net cash proceeds of the IPO to repay the remaining $4 million outstanding balance on the intercompany notes payable to TAT and the accrued interest thereon.

         3.       RESCISSION.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, IF DELIVERY OF THE FIRM PUBLIC OFFERING COMMON STOCK TO

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THE  UNDERWRITERS  AGAINST  PAYMENT  THEREFORE IS NOT  COMPLETE  WITHIN FOUR (4)
BUSINESS DAYS AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, ALL TRANSACTIONS THERETOFORE COMPLETED UNDER THIS AGREEMENT OR ANY OF THE AGREEMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR THE IPO (COLLECTIVELY, THE "TRANSACTION DOCUMENTS") SHALL IMMEDIATELY BE RESCINDED IN ALL RESPECTS AND THIS AGREEMENT AND ALL OF THE TRANSACTION DOCUMENTS SHALL TERMINATE.

         4.       FINANCIAL AND OTHER INFORMATION.

         (a) FINANCIAL INFORMATION. Limco agrees that, for so long as TAT is required to either consolidate the results of operations and financial position of Limco with the results of operations and financial position of TAT or to account for its investment in Limco under the equity method of accounting (determined in accordance with U.S generally accepted accounting principles ("GAAP") and consistent with SEC reporting requirements):

                  (i) DISCLOSURE OF FINANCIAL CONTROLS. Limco will maintain, as of and after the closing date of the IPO (the "Closing Date"), disclosure controls and procedures and internal control over financial reporting as defined in Securities Exchange Act of 1934, as amended (the "Exchange Act") Rule 13a-15 promulgated under the Exchange Act. Limco will cause each of its principal executive and principal financial officers to sign and deliver certifications to Limco's periodic reports and will include the certifications in Limco's periodic reports, as and when required pursuant to Exchange Act Rule 13a-14 and Item 601 of Regulation S-K. Limco will cause its management to evaluate Limco's disclosure controls and procedures and internal control over financial reporting (including any change in internal control over financial reporting) as and when required pursuant to Exchange Act Rule 13a-15. Limco will disclose in its periodic reports filed with the SEC information concerning Limco's management's responsibilities for and evaluation of Limco's disclosure controls and procedures and internal control over financial reporting (including, without limitation, the annual management report and attestation report of Limco's independent certified public accountants (the "Limco Auditors") relating to internal control over financial reporting) as and when required under Items 307 and 308 of Regulation S-K and other applicable SEC rules.

                  (ii) FISCAL YEAR. Limco will maintain a fiscal year that commences and ends on the same calendar days upon which TAT's fiscal year commences and ends and will maintain monthly accounting periods that commence and end on the same calendar days upon which TAT's monthly accounting periods commence and end.

                  (iii) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable, and in any event no later than the earlier of (A) ten (10) business days prior to the date on which Limco is required to file a Form 10-Q or other document containing quarterly financial statements with the SEC for each of the first three (3) fiscal quarters in each fiscal year of Limco and (B) five (5) business days prior to the date on which Limco has notified TAT that Limco intends to file its Form 10-Q or other document containing quarterly financial statements with the SEC, Limco will deliver to TAT drafts of (X) the consolidated financial statements of Limco (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of

Limco the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X and GAAP, and (Y) a discussion and analysis by Limco's management of Limco's financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Item 303(b) of Regulation S-K.

                  (iv) ANNUAL FINANCIAL STATEMENTS. As soon as practicable, and in any event no later than the earlier of (A) ten (10) business days prior to the date on which Limco is required to file a Form 10-K or other document containing its annual financial statements with the SEC and (B) five (5) business days prior to the date on which Limco has notified TAT that Limco intends to file its Form 10-K or other document containing annual financial statements with the SEC, Limco will deliver to TAT drafts of (X) the consolidated financial statements of Limco (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal year and all in reasonable detail and prepared in accordance with Regulation S-X and GAAP, and (Y) a discussion and analysis by Limco's management of Limco's financial condition and results of operations for such year, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K. Limco will deliver to TAT all revisions to such drafts as soon as any such revisions are prepared or made. No later than the earlier of five (5) business days prior to (aa) the date on which Limco publicly files the annual financial statements with the SEC and (bb) the date Limco otherwise makes such annual financial statements publicly available, Limco will deliver to TAT the final form of the Limco annual financial statements and certifications thereof by the principal executive and financial officers of Limco in the forms required under SEC rules for periodic reports; PROVIDED, HOWEVER, that Limco may continue to revise such annual financial statements prior to the filing thereof in order to make corrections and non-substantive changes, PROVIDED, FURTHER, that such corrections and changes will be delivered by Limco to TAT as soon as practicable.

                  (v) BUDGETS AND FINANCIAL PROJECTIONS. Limco will, as promptly as practicable, deliver to TAT copies of all annual and other budgets and financial projections relating to the Limco on a consolidated basis and will provide TAT an opportunity to meet with management of Limco to discuss such budgets and projections.

                  (vi) OTHER INFORMATION. With reasonable promptness, Limco will deliver to TAT such additional financial and other information and data with respect to it and its business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by TAT.

                  (vii) PRESS RELEASES AND SIMILAR INFORMATION. Limco and TAT will consult with each other as to the timing of their annual and quarterly earnings releases and any interim financial guidance for a current or future period and will give each other the opportunity to review the information therein relating to Limco and to comment thereon. TAT and Limco will make commercially reasonable efforts to issue their respective annual and quarterly earnings releases at approximately the same time on the same date.

                  (viii) COOPERATION ON TAT FILINGS. Limco will cooperate fully, and will cause Limco's auditors to cooperate fully, with TAT to the extent requested by TAT in the preparation of TAT's public earnings releases or other press releases, Annual Reports on Form 20-F, any Current Reports on Form 6-K and any other registration statements, reports, notices, prospectuses and any other filings made by TAT with the SEC, any national securities exchange or otherwise made publicly available (collectively, the "TAT PUBLIC FILINGS"). Limco agrees to provide to TAT all information that TAT reasonably requests in connection with any TAT Public Filings or that, in the judgment of TAT's legal counsel, is required to be disclosed or incorporated by reference therein under any law, rule or regulation. Limco will provide such information in a timely manner to enable TAT to prepare, print and release all TAT Public Filings on such dates as TAT will determine but in no event later than as required by applicable law. Limco will use commercially reasonable efforts to cause Limco's Auditors to consent to any reference to them as experts in any TAT Public Filings required under any law, rule or regulation. If and to the extent requested by TAT, Limco will diligently and promptly review all drafts of such TAT Public Filings and prepare in a diligent and timely fashion any portion of such TAT Public Filing pertaining to Limco. Prior to any printing or public release of any TAT Public Filing, an appropriate executive officer of Limco will, if requested by TAT, certify that any information relating to Limco and/or its subsidiaries in such TAT Public Filing is accurate, true, complete and correct in all material respects. Unless required by law, rule or regulation, Limco will not publicly release any financial or other information which conflicts with the information with respect to it that is included in any TAT Public Filing without providing TAT with prior written notice. Prior to the release or filing thereof, TAT will provide Limco with a draft of any portion of a TAT Public Filing containing information relating to the Limco and will give Limco an opportunity to review such information and comment thereon; PROVIDED THAT, TAT will determine in its sole and absolute discretion the final form and content of all TAT Public Filings.

         (b) AUDITORS AND AUDITS; ANNUAL STATEMENTS AND ACCOUNTING. Limco agrees that, for so long as TAT is required to either consolidate the results of operations and financial position of Limco, or to account for its investment in Limco under the equity method of accounting (in accordance with GAAP and consistent with SEC reporting requirements):

                  (i) SELECTION OF LIMCO AUDITORS. Unless required by law or otherwise determined by the audit committee of Limco's board of directors, Limco will not select a different accounting firm from the current Limco Auditors (or its affiliated accounting firms) (unless so directed by TAT in accordance with a change by TAT in its accounting firm (the "TAT Auditors")) without TAT's prior written consent (which will not be unreasonably withheld).

                  (ii) AUDIT TIMING. Limco will use commercially reasonable efforts to enable Limco Auditors to complete their audit such that TAT will be able to meet its schedule for the printing, filing and public dissemination of the TAT annual financial statements, all in accordance with SECTION 4(a) hereof and as required by applicable law.

                  (iii) ACCESS TO LIMCO AUDITORS. Limco will authorize the Limco Auditors to make available to the TAT Auditors the personnel who performed, or are performing, the annual audit of Limco as well as the work papers related to the annual audit of Limco, in all cases within a reasonable time prior to the date of the Limco Auditors' opinion on the annual financial statements, so that TAT Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Limco Auditors as it relates to TAT Auditors' report on the TAT annual financial statements (the "TAT Annual Statements"), all within sufficient time to enable TAT to meet its schedule for the preparation, printing, filing and public dissemination of the TAT Annual Statements.

                  (iv) NOTICE OF CHANGES. Limco will give TAT as much prior notice as reasonably practicable of any proposed determination of, or any significant changes in, Limco's accounting estimates or accounting principles from those currently in effect. Limco will consult with TAT and, if requested by TAT, Limco will consult with the TAT Auditors with respect thereto. Limco will not make any such determination or changes without TAT's prior written consent if such a determination or a change would be sufficiently material to be required to be disclosed in Limco's or TAT's financial statements as filed with the SEC or otherwise publicly disclosed therein.

         5.       FURTHER ASSURANCES.

         (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties will cooperate with each other and use (and will cause their respective subsidiaries and affiliates to use) commercially reasonable efforts, prior to, on and after the Closing Date, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement.

         (b) On or prior to the Closing Date, TAT and Limco shall take all actions as may be necessary to approve the stock-based employee benefit plans of Limco in order to satisfy the requirements of Rule 16b-3 under the Exchange Act and the applicable rules and regulations of the NASDAQ Stock Market.

         6.       INSURANCE MATTERS.

         (a) Limco and its subsidiaries will continue to have coverage under TAT's insurance policies (each an "Insurance Policy"; collectively, the "Insurance Policies") until such time as TAT ceases to beneficially own more than 50% of the total voting power of Limco Common Stock (the "Trigger Date"). Limco will pay retrospective premium adjustments under each such Insurance Policy based on its loss experience under the Insurance Policy and in accordance with TAT's pricing methodologies. Limco will have coverage under all Insurance Policies with respect to periods prior to the Trigger Date in accordance with the terms of each such Insurance Policy. TAT and Limco agree to cooperate in good faith to provide for an orderly transition of insurance coverage leading up to the Trigger Date, and for the treatment of any Insurance Policies that will remain in effect following the Trigger Date on a mutually agreeable basis. Limco may cancel coverage under any Insurance Policy by written notice to TAT at least sixty (60) days prior to such cancellation. In no event shall TAT have liability or obligation whatsoever to Limco if any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect or for any reason shall be unavailable or inadequate to cover any liability or obligation of Limco for any reason whatsoever or shall not be renewed or extended beyond the current expiration date. TAT shall provide notice to Limco promptly upon its becoming aware that any Insurance Policy has been terminated or is otherwise no longer in effect or is reasonably likely to be terminated or otherwise cease to be in effect.

         (b) (i) Except as otherwise provided, the parties intend by this Agreement that Limco shall be a successor-in-interest to all rights that it may have as of the Closing Date as a subsidiary of TAT prior to the Closing Date under any Insurance Policy issued to TAT by any insurance carrier or under any agreements related to such Insurance Policy executed and delivered prior to the Closing Date, including any rights it may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Closing Date. At the request of Limco, TAT shall take all commercially reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; PROVIDED, HOWEVER, that TAT shall not be required to pay any amounts, waive any rights or incur any liabilities in connection therewith.

                  (ii) Except as otherwise contemplated by any Transaction Document, after the Closing Date, neither TAT nor Limco shall, without the consent of the other, provide such insurance carrier under an Insurance Policy with a release, or amend, modify or waive any rights under any such Insurance Policy or agreement relating thereto, if such release, amendment, modification or waiver would adversely affect any their rights or potential rights thereunder; PROVIDED, HOWEVER, that the foregoing shall not (A) preclude TAT or Limco from presenting any claim or from exhausting any policy limit, (B) require any TAT or Limco to pay any premium or other amount or to incur any liability, or (C) require any member of any subsidiaries of affiliates of TAT or Limco to renew, extend or continue any policy in force. Each of Limco and TAT will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion.

         (c) This Agreement shall not be considered as an attempted assignment of any Insurance Policy or as a contract of insurance and shall not be construed to waive any right or remedy of TAT in respect of any Insurance Policy or any other contract or policy of insurance.

         (d) Limco does hereby agree that TAT shall have no liability whatsoever to Limco as a result of the Insurance Policies and practices of TAT and its affiliates as in effect at any time prior to the Closing Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any Insurance Policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

         (e) Nothing in this Agreement shall be deemed to restrict Limco or any one of its subsidiaries or affiliates from acquiring at its own expense any other insurance policy in respect of any liabilities or covering any period; PROVIDED THAT, Limco shall give TAT prompt written notice of any such insurance policy acquired prior to the Trigger Date.

         7.       FUTURE INTERCOMPANY TRANSACTIONS.

         All proposed intercompany transactions between Limco and TAT after the Closing Date, including any material amendments to any outstanding agreement, and any consent or approval proposed to be granted by Limco for TAT's benefit, in each case that would ordinarily be submitted for approval by the board of directors of Limco, will be subject to the approval of the audit committee of the board of directors of Limco.

         8.       BOARD OF DIRECTORS.

         TAT and Limco acknowledge and agree that prior to the Trigger Date, Limco may qualify as a "controlled company" under the NASDAQ Stock Market corporate governance standards because more than fifty percent (50%) of the voting power of Limco is held by an individual, a group or another company. With respect to composition of Limco's board of directors and committees thereof, to the extent available, Limco shall utilize the exemptions for compliance with certain NASDAQ Stock Market corporate governance rules afforded a "controlled company," including the requirements of the NASDAQ Stock Market corporate governance rules, or any successor rules, requiring (a) that a majority of the board of directors consist of independent directors, (b) that the board of directors have a nominating and corporate governance committee comprised entirely of independent directors with a written charter setting forth the committee's purpose and responsibilities, (c) that the board of directors have a compensation committee comprised entirely of independent directors with a written charter setting forth the committee's purpose and responsibilities, and
(d) an annual performance evaluation of the nominating and corporate governance and compensation committees. Limco shall disclose its utilization of such exemptions and the basis for its determination that is a "controlled company" under the NASDAQ Stock Market corporate governance rules, or any successor rule, in its annual proxy statement to shareholders.

         9.       CONSIDERATION BY SENIOR EXECUTIVES.

         If a dispute between the parties (a "Dispute") is not resolved in the normal course of business at the operational level, the parties first shall attempt in good faith to resolve such Dispute by negotiation between executives who hold, at a minimum, the title of chief executive officer or chief financial officer of the respective business entities involved in such Dispute prior to exercising any remedies provided for herein. Either party may initiate the executive negotiation process by providing a written notice to the other as set forth in Section 15 of this Agreement (the "Initial Notice"). Within fifteen
(15) days after delivery of the Initial Notice, the receiving party shall submit to the other a written response (the "Response"). The Initial Notice and the Response shall include (i) a statement of the Dispute and of each party's position, and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Such executives will meet in person or by telephone within twenty (20) days of the date of the Initial Notice to seek a resolution of the Dispute.

         10.      ARBITRATION.

         If a Dispute is not resolved by negotiation as provided in Section 9, within thirty (30) days after delivery of the Initial Notice, either party may submit the Dispute to arbitration that that will be conducted in New York City before three arbitrators in accordance with the American Arbitration Association's Commercial Rules of Practice. Each party will bear its own attorneys' fees and costs incurred in connection with the resolution of any Dispute.

         11.      CORPORATE POWER.

         (a) Each of TAT and Limco represents, severally and not jointly, that:

                  (i) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

                  (ii) this Agreement has been duly executed and delivered by it and will constitute its valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

         12.      GOVERNING LAW.

         This Agreement shall be governed by and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

         13.      SURVIVAL OF COVENANTS.

         Except  as  expressly  set  forth  herein,   the  covenants  and  other
agreements contained in this Agreement and liability for the breach of any obligations contained herein, shall survive the IPO and shall remain in full force and effect.

         14.      FORCE MAJEURE.

         No party hereto (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or, unless otherwise expressly provided therein, any Transaction Document, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of FORCE MAJEURE. A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (i) notify the other parties of the nature and extent of any such FORCE MAJEURE condition and (ii) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

         15.      NOTICES.

         All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses):

         If to TAT, to:

                           TAT Technologies, Ltd.

                           P.O. Box 80
                           Gedera 70750, Israel




                  Attn: Dov Zeelim, Chairman

                  Fax : [To come]

         If to Limco, to:

                           Limco-Piedmont Inc.
                           5304 South Lawton Ave.
                           Tulsa, Oklahoma 74107




                  Attn: Shaul Menachem, Chief Executive Officer

                  Fax :  (918)269-3655

         16.      SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

         17.      ENTIRE AGREEMENT.

         Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties with respect to the subject matter of this Agreement.

         18.      ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES.

         This Agreement shall not be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         19.      AMENDMENT.

         No provision of this Agreement may be amended or modified except by a written instrument signed by both parties. No waiver by any party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

         20.      RULES OF CONSTRUCTION.

         Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the word "including" and words of similar import shall mean "including, without limitation," (c) provisions shall apply, when appropriate, to successive events and transactions, and (d) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         21.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, and by each party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of any such Agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.


                                   TAT TECHNOLOGIES LTD.



                                   By: /s/ Dov Zeelim
                                       _________________________________________
                                   Name:
                                   Title:



                                   LIMCO-PIEDMONT INC.



                                   By: /s/ Shaul Menachem
                                       _________________________________________
                                   Name:
                                   Title: